Exhibit 10.3

EXECUTION COPY

JOINDER AGREEMENT
(First Lien Guaranty Agreement)

THIS JOINDER AGREEMENT (First Lien Guaranty Agreement), dated as of June 30, 2015 is delivered pursuant to Section 4.15 of the First Lien Guaranty Agreement dated as of October 1, 2012, among FULL HOUSE SUBSIDIARY, INC., a Delaware corporation, FULL HOUSE SUBSIDIARY II, INC., a Nevada corporation, GAMING ENTERTAINMENT (INDIANA) LLC, a Nevada limited liability company, GAMING ENTERTAINMENT (NEVADA), LLC, a Nevada limited liability company, STOCKMAN’S CASINO, a Nevada corporation, SILVER SLIPPER CASINO VENTURE LLC, a Delaware limited liability company and the other entities from time to time party thereto as Guarantors in favor of Capital One, National Association, as administrative agent for the Lender Parties referred to therein (as amended, restated, supplemented or modified from time to time, the “Guaranty Agreement”). Capitalized terms used herein but not defined herein are used herein with the meaning given them in the Guaranty Agreement.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 4.15 of the Guaranty Agreement, hereby becomes a party to the Guaranty Agreement as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein.

The undersigned expects to realize direct and indirect benefits as the result of the availability of the aforementioned credit facilities to the Borrower.

The undersigned hereby represents and warrants that each of the representations and warranties contained in or incorporated into the Guaranty Agreement applicable to it is true and correct in all material respects on and as the date hereof as if made on and as of such date. This Joinder Agreement shall be governed by, construed and enforced in accordance with, the internal law of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York except that matters concerning the validity and perfection of a security interest shall be governed by the conflict of law rules set forth in the UCC. The undersigned hereby consents to the application of New York civil law to the construction, interpretation and enforcement of this Joinder Agreement, and to the application of New York civil law to the procedural aspects of any suit, action or proceeding relating thereto, including, but not limited to, legal process, execution of judgments and other legal remedies.

This Joinder Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “PDF” or similar electronic format of an executed counterpart of this Joinder Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first written above.

RICHARD AND LOUISE JOHNSON, LLC
a Kentucky limited liability company

By:	/s/ Daniel R. Lee
Name:	Daniel R. Lee
Title:	President